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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of First Liberty Financial Corp. and Subsidiaries (the "Company") on Form S-3
(File No. 33-    ) of our report, dated October 30, 1998, on our audits of the consolidated financial statements of the Company as of September 30, 1998 and 1997, and for the years ended September 30, 1998, 1997, and 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended September 30, 1998.




                                                     PricewaterhouseCoopers LLP
Atlanta, Georgia
January 6, 1999